Exhbit 4b






                          INDENTURE SUPPLEMENTAL


                                    TO

                        MORTGAGE AND DEED OF TRUST

                         (Dated January 15, 1937)

                                Executed By


                      ATLANTIC CITY ELECTRIC COMPANY

                                    TO

                           THE BANK OF NEW YORK,

                                             Trustee.



                         Dated as of March 1, 1997


                      This instrument was prepared by

                          James E. Franklin II, Esq.




                      James E. Franklin II, Esq.

                            TABLE OF CONTENTS*
                                                                Page

PARTIES                                                      1
RECITALS                                                     1
         Execution of Mortgage                                    1
         Execution of Supplemental Indentures                     1
         Acquisition of property rights and property              2
         No Default under Original Indenture                      2
         Provision for issuance of bonds in one or more series    2
         Right to execute supplemental indenture                  2
         Issue of other series of bonds                           3
         Issue of Bonds of the New Series                         3
         Supplemental Indenture                                   3
         Compliance with legal requirements                       3
GRANT                                                        3
DESCRIPTION OF PROPERTY                                      4
APPURTENANCES, ETC                                           5
HABENDUM                                                     5
ENCUMBRANCES                                                 6
TRUST                                                        6
SEC. 1.  Creation of Bonds of the New Series                 6
SEC. 2.  Record date for meetings of bondholders             8
SEC. 3.  Approval of Supplemental Indenture by Board of
                Public Utilities, State of New Jersey not
                to be construed as approval of other acts         8
SEC. 4.  Supplemental Indenture and Original Indenture
                to be construed as one instrument                 9
              Limitation on rights of others                      9
              Trustee assumes no responsibility for correctness
                of recitals of fact                               9
              Execution in counterparts                           9
TESTIMONIUM                                                 10
SIGNATURES AND SEALS                                        10
ACKNOWLEDGEMENTS                                            11




* The Table of Contents shall not be deemed to be any part of the Indenture Supplemental to Mortgage and Deed of Trust.

         SUPPLEMENTAL INDENTURE, dated as of March 1, 1997 for convenience of reference, and effective from the time of execution and delivery hereof, made and entered into by and between ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (hereinafter sometimes called the "Company"), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

         WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated January 15, 1937 (hereinafter referred to as the "Mortgage"), for the security of all bonds of the Company outstanding thereunder, and by said
Mortgage conveyed to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting any property expressly excepted by the terms of the Mortgage; and

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1949, an Indenture Supplemental to
Mortgage and Deed of Trust, dated as of July 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1952, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1953, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1954, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1955, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1957, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1958, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1959, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1961, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1962, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1963, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1966, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1971, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1972, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1973, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1975, an Indenture
Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of December 1, 1976, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1980, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1981, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1983, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 15, 1984, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1984, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1985, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1986, an Indenture
Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1987, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1989, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1991, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1992, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September
1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1994, an Indenture
Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1994 and an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1994, such instruments amending and supplementing the Mortgage in certain respects (the Mortgage, as so amended and supplemented, being hereinafter called the "Original Indenture") and conveying to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, certain property rights and property therein described; and

         WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain property rights and property hereinafter described and has covenanted in Section 42 of the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to make subject to the lien thereof any property thereafter acquired and intended to be subject to such lien; and

         WHEREAS, the Company represents that no default has occurred under any of the provisions of the Original Indenture; and

         WHEREAS, the Original Indenture provides that bonds issued thereunder may be issued in one or more series and further provides that, with respect to each series, the rate of interest, the date or dates of maturity, the dates for the payment of interest, the terms and rates of optional redemption, and other terms and conditions shall be determined by the Board of Directors of the Company prior to the authentication thereof; and

         WHEREAS, Section 121 of the Original Indenture provides that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Original Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and that the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued under the Original Indenture and provide that a breach thereof shall be equivalent to a default under the Original Indenture, or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in the Original Indenture or in any indenture supplemental to the Original Indenture, by an instrument in writing, properly executed, and that the Trustee is authorized to join with the Company in the execution of any such instrument or instruments; and

         WHEREAS, the Company has heretofore, from time to time in accordance with the provisions of the Original Indenture, as at the time in effect, issued bonds of various series and in various amounts and, of the bonds so issued, $802,591,000 aggregate principal amount is outstanding at the date hereof; and

         WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, has duly determined to create a new series of bonds under the Original
Indenture; and

         WHEREAS, the Company, in the exercise of the powers and authorities conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, and pursuant to resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture, in the form hereof, for the purposes herein provided; and

         WHEREAS, the Company represents that all conditions and requirements necessary to make this supplemental indenture (hereinafter sometimes referred to as the "First 1997 Supplemental Indenture") a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That Atlantic City Electric Company, in consideration of the premises and the sum of One Dollar ($1.00) and other good and valuable consideration paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under and secured by the Original Indenture and this First 1997 Supplemental Indenture, according to their tenor and effect, and the performance of all the provisions of the Original Indenture and this First 1997 Supplemental Indenture (including any further indenture or indentures supplemental to the Original Indenture and any modification or alteration made as in the Original Indenture provided) and of said bonds, has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York, as Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, all of the following described properties of the Company, that is to say: all property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof and acquired since the execution and delivery of the Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1994 (except such property as is hereinafter expressly excepted from the lien and operation of this First 1997 Supplemental Indenture).

         The property covered by the lien of the Original Indenture and this First 1997 Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, all property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, now owned by the Company and acquired since the execution and delivery of the Indenture
Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1994, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this First 1997 Supplemental Indenture) all lands, rights of way and roads; all plants for the generation of electricity, power houses, steam heat plants, hot water plants, substations, transmission lines, distributing systems, bridges, culverts, tracks, rolling stock, vehicles, automobiles; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, turbines, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical or mechanical, conduits, cables and lines; all pipes, whether for water, steam heat, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal franchises and other franchises; all lines for the transmission and/or distribution of electric current, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds (excepting the last day of the term of each lease and leasehold); all contracts, whether heat, light, power or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter expressly excepted) all the right, title, and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

         Provided that, in addition to the reservations and exceptions herein elsewhere contained, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and of this First 1997 Supplemental Indenture, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid or deposited or delivered hereunder or under the Original Indenture or hereinafter or therein covenanted so to be; (2) any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; materials, supplies and construction equipment; and all judgments, accounts and choses in action, the proceeds of which the Company is not obligated as provided in the Original Indenture or as hereinafter provided to deposit with the Trustee hereunder or thereunder; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Indenture and this First 1997 Supplemental
Indenture in the above subdivision (2) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged and pledged property in the manner provided in Article XII of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article XII.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over, or confirmed by the Company as aforesaid, or intended so to be unto the Trustee and its successors and assigns forever.

         SUBJECT, HOWEVER, as to all property embraced herein to all of
the      reservations, exceptions, limitations and restrictions
contained in the several deeds, leases, servitudes, franchises and contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to the encumbrances of the character defined in Section 6 of the Original Indenture as "excepted encumbrances", insofar as the same may attach to any of the property embraced herein.

         IN TRUST NEVERTHELESS, upon the terms and trusts in the Original Indenture and in this First 1997 Supplemental Indenture set forth for the benefit and security of those who shall hold the bonds and coupons issued and to be issued hereunder and under the Original Indenture, or any of them, in accordance with the terms of the Original Indenture and of this First 1997 Supplemental Indenture, without preference, priority or distinction as to lien of any of said bonds or coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the conditions, provisions and covenants set forth in the Original Indenture and in this First 1997 Supplemental Indenture.

         AND THIS INDENTURE FURTHER WITNESSETH:

         That in further consideration of the premises and for the considerations aforesaid, the Company, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee, and its successor or successors in such trust, as follows:

         SECTION 1. There shall be a forty-seventh series of bonds to be issued under and secured by the Original Indenture and this First 1997 Supplemental Indenture, to be designated and to be distinguished from the bonds of all other series by the title
"First Mortgage Bonds, Designated Secured Medium Term Notes, Series D" (herein sometimes referred to as the "bonds of the New Series"), and the form thereof, which shall be established by resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

         Bonds of the New Series shall be issued from time to time in an aggregate principal amount not to exceed $150,000,000, be issued as fully registered bonds in the denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and notwithstanding the provisions of Section 10 of the Original Indenture, be dated the date of authentication; each bond of the New Series shall mature on such date not less than one year nor more than 30 years from date of issue, shall bear interest computed on the basis of a 360-day year consisting of twelve 30-day months from its Issue Date (notwithstanding the provisions of Section 10 of the Original Indenture) or from the most recent interest payment date to which interest has been paid or duly provided for with respect to bonds of the same designated interest rate and maturity at such rate or rates and have such other terms and provisions not inconsistent with the Mortgage as the Board of Directors may determine in accordance with a resolution filed with the Trustee referring to this First 1997 Supplemental Indenture; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in lawful money of the United States of America.

         Interest on bonds of the New Series shall be payable semiannually on March 1 and September 1 of each year (each an interest payment date) and at maturity. Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the bonds of the New Series, all bonds of the New Series authenticated by the Trustee after the Record Date for any interest payment date, and prior to such interest payment date (unless the Issue Date with respect to such bonds is after such Record Date), shall bear interest from such interest payment date, and the person in whose name any bond of the New Series is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such bond of the New Series, upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the Record Date and on or prior to such interest payment date, except, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of bonds of the New Series on such Record Date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such Record Date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any bonds of the New Series shall be the registered holders of such bonds of the New Series (or any bond or bonds issued directly or after intermediate transactions upon transfer or exchange or in substitution thereof) on the date of payment of such defaulted interest. If the Issue Date of the bonds of the New Series of a designated interest rate and maturity is after such Record Date, such bonds shall bear interest from the Issue Date but payment of interest shall commence on the second interest payment date succeeding the Issue Date.

         "Record Date" for bonds of the New Series shall mean February 15 for interest payable March 1 and August 15 for interest payable September 1, or if such February 15 or August 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close, provided that, interest payable on the maturity date will be payable to the person to whom the principal thereof shall be payable. "Issue Date" with respect to bonds of the New Series of a designated interest rate and maturity shall mean the date of first authentication of bonds of such designated interest rate and maturity.

         Bonds of the New Series shall be redeemable to the extent set forth in the bond of the New Series to be redeemed, the Original Indenture and this First 1997 Supplemental Indenture at the option of the Company in whole at any time, or in part from time to time, prior to maturity, upon not less than thirty, but not more than ninety days previous notice given by mail to the registered holders of the bonds to be redeemed, as the Board of Directors may determine in accordance with a resolution filed with the Trustee referring to this First 1997 Supplemental Indenture.
Notwithstanding the provisions of Section 52 of the Original Indenture, the Company may limit redemption in part to bonds of the New Series which have the same Issue Date, maturity date, interest rate or rates and redemption provisions.

         At the option of the registered owner, any bonds of the New Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations which have the same Issue Date, maturity date, interest rate or rates, and redemption provisions, if any. The bonds of the New Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

         Bonds of the New Series shall be transferable upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, by the registered holders thereof, in person or by duly authorized attorney, in the manner and upon payment of the charges prescribed in the Original Indenture.

         The Company shall not be required to make transfers or exchanges of bonds of the New Series for a period of sixteen days next preceding any selection of bonds of the New Series to be redeemed or to make transfers or exchanges of any bonds of the New Series designated in whole or in part for redemption. Notwithstanding the provisions of Section 12 of the Original Indenture, the Company shall not be required to make transfers or exchanges of bonds of the New Series for a period of sixteen days next preceding any interest payment date.

              [PROVISIONS WITH RESPECT TO VARIABLE RATE BONDS, IF ANY, TO BE INSERTED]
         SECTION 2. The holders of Bonds of the New Series consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of bonds of the New
Series entitled to vote at any meeting of bondholders provided for in Article XVIII of the Original Indenture. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to vote, whether or not such persons continue to be holders after such record date.

         SECTION 3. The approval by the Board of Public Utilities, State of New Jersey of the execution and delivery of this First 1997 Supplemental Indenture shall not in anywise be construed as approval by said Board of any other act, matter or thing which requires the approval of said Board under the laws of the State of New Jersey; nor shall said approval bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of bonds under the Original Indenture or any indenture supplemental thereto or otherwise.

         SECTION 4. As supplemented by this First 1997 Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and this First 1997
Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Nothing in this First 1997 Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than the holders of bonds issued under the Original Indenture and this First 1997 Supplemental Indenture, the Company and the Trustee, any right to avail themselves of any benefit of any provision of the Original Indenture or of this First 1997 Supplemental Indenture.

         The Trustee assumes no responsibility for the correctness of the recitals of facts contained herein and makes no representations as to the validity of this First 1997 Supplemental Indenture.

         This First 1997 Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and THE BANK OF NEW YORK, party hereto of the second part, has caused this instrument to be signed in its name and behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Vice President or an Assistant Treasurer. Executed and delivered by Atlantic City Electric Company in the Township of Egg Harbor, New Jersey, the _______ day of March, 1997.

                             ATLANTIC CITY ELECTRIC COMPANY
SEAL
                             By:
                                   (L. M. Walters)
                                    Vice President
ATTEST:


(James E. Franklin, II)
     Secretary

Signed, sealed and delivered by ATLANTIC CITY ELECTRIC COMPANY in the presence of:


(                         )


(                         )

                             THE BANK OF NEW YORK
SEAL
                             By:
                                   (                     )
                                           Vice President
ATTEST:


(                          )
Assistant Vice President

Signed, sealed and delivered by THE BANK OF NEW YORK in the presence of:


(                     )


(                     )

STATE OF NEW JERSEY

                        ss:

COUNTY OF ATLANTIC



         BE IT REMEMBERED that on this _____ day of March, in the year of our Lord one thousand nine hundred and ninety-seven before me, a Notary Public in and for the State and County aforesaid, personally appeared James E. Franklin II, who being by me duly sworn on his oath says that he is Secretary of Atlantic City
Electric Company, the grantor in the foregoing Indenture
Supplemental to Mortgage and Deed of Trust, and that L. M. Walters is a Vice President; that deponent knows the common or corporate seal of said grantor, and the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said Vice President and the seal of said grantor affixed thereto in the presence of deponent;
that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said grantor for the uses and purposes therein expressed, pursuant to a resolution of the Board of Directors of said grantor; and at the execution thereof this deponent subscribed his name thereto as witness.

Sworn and subscribed the day and year aforesaid.



                            STEPHANIE M. SCOLA
                        NOTARY PUBLIC OF NEW JERSEY
                  My Commission Expires October 13, 1999

[ SEAL ]

STATE OF NEW YORK

                   ss:

COUNTY OF NEW YORK


         BE IT REMEMBERED that on this _____ day of March, in the year of our Lord one thousand nine hundred and ninety-seven before me, a Notary Public in and for the State and County aforesaid, personally appeared _______________________, who being by me duly sworn on her oath says that she is an Assistant Vice President of THE BANK OF NEW YORK, the Trustee named in the foregoing Indenture Supplemental to Mortgage and Deed of Trust, and that ______________________ is ______________________ Vice President;
that deponent knows the common or corporate seal of said Trustee, and that the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said Assistant Vice President and the seal of said Trustee affixed thereto in the presence of deponent; that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said Trustee for the uses and purposes therein expressed, pursuant to authority of the Board of Directors of said Trustee; and at the execution thereof this deponent subscribed his or her name thereto as witness.

Sworn and subscribed the day and year aforesaid.


[SEAL]

                         CERTIFICATE OF RESIDENCE




         THE BANK OF NEW YORK, Mortgagee and Trustee within named, hereby certifies that its precise residence is 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

                                       THE BANK OF NEW YORK

                                       By:
                                          (                        )
                                          Assistant Vice President